EXHIBIT 99.2

AGILE RESOURCES, INC.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

AND

INDEPENDENT AUDITORS' REPORT

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AGILE RESOURCES, INC.

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INDEPENDENT AUDITORS’ REPORT

To the Stockholder

Of Agile Resources, Inc.

We have audited the accompanying financial statements ofAgile Resources, Inc., which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of income and retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluation the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Agile Resources, Inc. as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Marlton. New Jersey

October 14, 2015

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AGILE RESOURCES, INC.

BALANCE SHEETS

	December 31,
	2014	2013
ASSETS
Current assets
Cash	$456,329	$184,695
Accounts receivable, net	782,983	885,863
Prepaid expenses and other current assets	176,378	177,212
Total current assets	1,415,690	1,247,770

Property and equipment - at cost, less accumulated
depreciation and amortization	322,718	440,050
Loan fees, net of accumulated amortization of $2,954 and $0
at December 31, 2014 and 2013, respectively	15,133	-
	$1,753,541	$1,687,820

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Line of credit	$473,332	$454,449
Accounts payable and accrued expenses	362,994	350,525
Capital leases - current portion	60,496	67,573
Deferred rent - current portion	47,241	42,824
Total current liabilities	944,063	915,371

Capital leases	61,445	121,941
Deferred rent	184,626	231,501
Total long-term liabilities	246,071	353,442

Commitments

Stockholder's equity
Common stock, no par value, 10,000 shares authorized and 2,000 shares issued and outstanding	500	500
Retained earnings	562,907	418,507
	563,407	419,007
	$1,753,541	$1,687,820

See notes to financial statements.

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AGILE RESOURCES, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

	Year Ended December 31,
	2014	2013

Net revenues
Contract staffing services	$6,311,021	$6,201,435
Direct hire placement services	1,400,300	1,125,365
	7,711,321	7,326,800

Cost of sales	4,661,293	4,407,906
Gross profit	3,050,028	2,918,894

Operating expenses
General and administrative	2,543,675	2,449,629

Income from operations	506,353	469,265

Other income (expense)
Interest expense	21,976	23,032
Net income	484,377	446,233

Retained earnings, beginning of year	418,507	175,593

Distributions	(339,977)	(203,319)
Retained earnings, end of year	$562,907	$418,507

See notes to financial statements.

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AGILE RESOURCES, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013
Cash flows from operating activities
Net income	$484,377	$446,233
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	132,874	133,450
Changes in assets and liabilities
Accounts receivable	102,880	(164,511)
Accounts payable and accrued expenses	12,469	(5,485)
Prepaid expenses	834	(31,579)
Deferred rent	(42,458)	(16,078)
Net cash provided by operating activities	690,976	362,030

Cash flows from investing activities
Acquisition of property and equipment	(12,588)	(4,575)
Net cash used in investing activities	(12,588)	(4,575)

Cash flows from financing activities
Borrowings (repayments) under line of credit, net of fees	-	(60,000)
Borrowings (repayments) under line of credit, net of fees	796	-
Payments under capital lease	(67,573)	(72,592)
Stockholder's distributions	(339,977)	(203,319)
Net cash used in financing activities	(406,754)	(335,911)

Net increase in cash	271,634	21,544
Cash, beginning of year	184,695	163,151
Cash, end of year	$456,329	$184,695

Supplemental cash flow disclosures
Interest paid	$21,976	$23,032

See notes to financial statements.

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AGILE RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Agile Resources, Inc., (the “Company”) is incorporated in the state of Georgia. The Company provides innovative information technology (“IT”) staffing solutions and IT consulting services ranging from legacy platforms to emerging technologies to a diversified client base across various industries.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Revenue Recognition

Direct hire placement service revenues are recognized when applicants accept offers of employment, less a provision for estimated losses due to applicants not remaining employed for the Company’s guarantee period. Contract staffing service revenues are recognized when services are rendered.

Refunds during the period are reflected in the statements of income as a reduction of revenue. Expected future refunds are reflected in the balance sheets as a reduction of accounts receivable and were approximately $0 as of December 31, 2014 and 2013.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company’s cash balances are maintained at various banks. Balances are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at December 31, 2014 and 2013.

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AGILE RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is providing using the straight-line method over estimated useful life of one to seven years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or the period of the lease.

Long-Lived Assets

The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying values may no longer be appropriate. Recoverability of carrying values is assessed by estimating future net cash flows from the assets. Based on management's evaluations, no impairment charge was deemed necessary at December 31, 2014. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Future events and changing market conditions may impact management's assumptions as to sales prices, rental rates, costs, holding periods or other factors that may result in changes in the Company’s estimates of future cash flows. Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

Advertising Costs

Advertising costs, which are expensed as incurred, totaled approximately $40,371 and $42,121 for the years ended December 31, 2014 and 2013, respectively.

Income Taxes

The Company has elected S Corporation status for federal income tax and Georgia corporation business tax purposes. Under these elections, the Company is not a taxpaying entity for federal and state income tax purposes and, accordingly, no provision has been made for such income taxes, except for a minimum state corporate business tax. The stockholder’s allocable share of the Company’s income or loss is reportable on her income tax returns.

Subsequent Events

These financial statements were approved by management and available for issuance on October 14, 2015. Management has evaluated subsequent events through this date.

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AGILE RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS

2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2014	2013
Furniture and equipment	$431,708	$437,828
Computer equipment and software	52,029	40,697
Leasehold improvements	257,855	257,855
	741,592	736,380
Less - Accumulated depreciation and amortization	418,874	296,330
	$322,718	$440,050

Depreciation expense for the years ended December 31, 2014 and 2013 was $95,051 and $101,327, respectively.

Included in property and equipment are gross assets under capital lease of $291,589 at December 31, 2014 and 2013 offset by accumulated depreciation of $174,954 and $116,636 at December 31, 2014 and 2013, respectively. Depreciation expense for assets under capital lease was $58,318 for both years ended December 31, 2014 and 2013.

3 - LINES OF CREDIT

During 2013, the Company maintained a $1,250,000 revolving line of credit with SunTrust Bank. The collateral on the line included accounts receivable and other assets as pledged by the Company. Interest was at the one month LIBOR Rate plus 3.25% per annum. The line of credit expired on March 3, 2014 and was repaid in full with the proceeds of the Fifth Third Bank line of credit. The Company had $454,449 in borrowings as of December 31, 2013.

On February 25, 2014 the Company entered into a $1,500,000 revolving line of credit with Fifth Third Bank. The line of credit is guaranteed by U.S. Small Business Administration and the shareholder of the Company and is collateralized by accounts receivable and other assets as pledged by the Company. The initial interest rate was set at 3.5% and will be adjusted every calendar quarter at Prime Rate plus .250% (3.5% at December 31, 2014). The Company had $473,332 in borrowings and approximately $620,000 of available borrowings as of December 31, 2014.

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AGILE RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS

4 - RELATED PARTY TRANSACTIONS

Agile on the Green (“AOTG”) is a not-for-profit entity and shares common ownership. The Company paid AOTG $0 and $5,000 in contributions during 2014 and 2013, respectively.

5 - CAPITAL LEASE OBLIGATIONS

The Company leases computer equipment and furniture under various capital leases. The agreements require monthly payments of $5,039, including interest. Future minimum lease payments are as follows:

Year Ending December 31,
2015	$61,115
2016	57,005
2017	4,750
Total minimum lease payments	122,870

Less - Amount representing interest	929
Present value of minimum lease payments	121,941

Less - Current maturities	60,496
$61,445

6 - LEASE COMMITMENTS

The Company's Alpharetta, Georgia facility is leased through February 28, 2019. In addition, the Company leases virtual office space in Florida through March 2015, under operating leases. Annual rent payments are exclusive of required payments for increases in real estate taxes and operating costs over base period amounts.

Total minimum future annual rentals, exclusive of real estate taxes and related costs, are approximately as follows:

Year Ending December 31,
2015	$153,500
2016	156,800
2017	161,500
2018	166,300
2019	28,500
$666,600

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AGILE RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS

6 - LEASE COMMITMENTS (Continued)

Rent expense, including real estate taxes and related costs, for the years ended December 31, 2014 and 2013 aggregated approximately $110,026 and $105,501, respectively.

7 - RETIREMENT PLAN

The Company has a 401(k) plan for all employees who have attained the age of 21 and completed one year of service. The Company, at its discretion, may make matching contributions and/or bonus contributions. Retirement plan expense was $0 for the years ended December 31, 2014 and 2013.

8 - MAJOR CUSTOMERS

The Company had major customers in each of the years presented. A major customer is defined as one that makes up ten-percent or more of total revenues in a particular year or has an outstanding accounts receivable balance as of the year end. Net revenues for the years ended December 31, 2014 and 2013 include revenues from major customers as follows:

	December 31,
	2014	2013
Customer A	26%	*
Customer B	13%	17%
Customer C	*	14%
Customer D	*	10%

*- Below 10% not deemed a major customer

Accounts receivable balances as of December 31, 2014 and 2013 to major customers are as follows:

	December 31,
	2014	2013
Customer A	52%	16%
Customer B	*	14%

*- Below 10% not deemed a major customer

9 - SUBSEQUENT EVENTS

On July 31, 2015, the Company and the shareholder entered into a Stock Purchase Agreement with General Employment Enterprises (“GEE”) to sell 100% of the outstanding stock of the Company. Under the purchase method of accounting, the transaction was valued for accounting purposes at an estimated $3,507,000.

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